Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                                 March 31, 2004
                     --------------------------------------
                                  (In Thousands


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                        $       -
    Receivables:
      Associated companies                                              24,412
      Other                                                              2,688
    Notes receivable from associated companies                          49,242
    Material and supplies                                                  539
    Prepayments and other                                                3,581
                                                                      --------
                                                                        80,462
                                                                      --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                         204,003
    Less: Accumulated provision for depreciation                        23,983
                                                                      --------
                                                                       180,020
    Construction work in progress                                            -
                                                                      --------
                                                                       180,020
                                                                      --------

INVESTMENTS:
    Other                                                               19,708
                                                                      --------
                                                                        19,708
                                                                      --------

DEFERRED CHARGES:
    Goodwill                                                                67
    Other                                                                2,960
                                                                      --------
                                                                         3,027
                                                                      --------

         TOTAL ASSETS                                                $ 283,217
                                                                      ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                                 $   3,301
    Notes payable to associated companies                                4,213
    Accounts payable
      Other                                                                342
      Associated companies                                                 691
    Accrued taxes                                                        9,520
    Accrued interest                                                       731
    Other                                                                   26
                                                                      --------
                                                                        18,824
                                                                      --------

CAPITALIZATION:
    Common stockholder's equity                                        114,898
    Long-term debt                                                     137,681
                                                                      --------
                                                                       252,579
                                                                      --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                    5,685
    Other                                                                6,129
                                                                      --------
                                                                        11,814
                                                                      --------

         TOTAL LIABILITIES & CAPITALIZATION                          $ 283,217
                                                                      ========


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                                                                     Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                                 (In Thousands)


                                                                   Three Months
                                                                      Ended
                                                                  March 31, 2004
                                                                  --------------


REVENUES                                                             $ 8,681

EXPENSES:

    Fuel expense                                                       1,165
    Other operating expenses                                           3,443
    Provision for depreciation
       and amortization                                                2,557
    General taxes                                                         24
                                                                      ------
         Total expenses                                                7,189
                                                                      ------

INCOME BEFORE INTEREST
  & INCOME TAXES                                                       1,492

NET INTEREST CHARGES:

    Interest expenses                                                  2,257
    Capitalized interest                                                   -
                                                                      ------
         Net interest charges                                          2,257
                                                                      ------

INCOME TAXES                                                            (321)
                                                                      ------

NET LOSS                                                             $  (444)
                                                                      ======